Exhibit 1.1

CoreSite Realty Corporation

3,000,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
May 9, 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

The persons named in Schedule I hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,000,000 shares (said shares to be sold by the Selling Stockholders collectively being hereinafter referred to as the “Securities”) of common stock, $0.01 par value (“Common Stock”), of CoreSite Realty Corporation, a corporation organized under the laws of the State of Maryland (the “Company”).  The Securities are comprised of up to 3,000,000 shares of Common Stock issuable to the Selling Stockholders upon exchange (the “Redemption Shares”) of a like number of outstanding common limited partnership units (the “Common Units”) of CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”).  Each Selling Stockholder intends to tender such Selling Stockholder’s Common Units for redemption or exchange prior to the Closing Date (as defined below).

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  In addition, to the extent that there is not more than one Selling Stockholder named in Schedule I, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, “EDGAR”) under the Exchange Act on or before any Effective Date of the Registration Statement or the issue date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on

EDGAR after any Effective Date of the Registration Statement or the issue date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.                                      Representations and Warranties.  The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a Registration Statement (file number 333-177052) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of shares of Common Stock, including the Securities. Such Registration Statement, including any amendments or supplements thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more prospectuses or preliminary prospectus supplements relating to the Securities, each of which has previously been filed with the Commission on EDGAR.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required to be contained therein by the Securities Act and the rules thereunder and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Disclosure Package) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements of set forth in Rule 415(a)(1)(i).

(b)                                 On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.  No stop order suspending the effectiveness of the Registration

Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

The documents incorporated by reference in any preliminary prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Prior to the later of the Closing Date and the completion of the distribution of the Securities, any further documents so filed under the Exchange Act and incorporated by reference in any preliminary prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)                                  The Disclosure Package and each electronic road show, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d)                                 (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  Each Issuer Free Writing Prospectus, as of its date of issue, did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(f)                                   Except as set forth or contemplated in the Disclosure Package and the Prospectus, since the date of the most recent financial statements included in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (iii) none of the Company or its subsidiaries and none of the properties described in “Item 2. Management’s Discussion and Analysis of Financial Condition and results of Operations—Our Portfolio” of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016 (collectively, the “Properties” and individually, a “Property”) has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not have a Material Adverse Effect, and (iv) there has not been any change in the capital stock or long-term debt of any of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by any of the Company, the Operating Partnership or any of their respective subsidiaries on any class of their capital stock or other ownership interests.

(g)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(h)                                 The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.  The Company is the sole general partner of the Operating Partnership.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership Agreement”) is in full force and effect and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership is set forth in the Prospectus.

(i)                                     Each of the Company’s subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other business organization in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own, lease or license, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other business organization and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(j)                                    The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.  The capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.  The outstanding shares of the Company’s Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.  The Redemption Shares, when issued to the Selling Stockholders, will be duly and validly authorized and issued and will be fully paid and nonassessable.  The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.  The certificates for the Securities, if any, upon delivery to the Underwriters will be in valid and sufficient form.  The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities.  All offers and sales of the Company’s shares of Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(k)                                 Neither the Company nor the Operating Partnership has sold any securities that could be integrated with the offer and sale of the Securities as contemplated by this Agreement for purposes of the Securities Act.  Except as described in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.

(l)                                     All of the issued and outstanding units of limited partnership, including the Common Units, (“Units”) (i) have been duly authorized, validly issued fully paid and non-assessable, (ii) have been issued in compliance with all applicable federal and state securities laws, (iii) have not been issued in violation of the preemptive right, right of first refusal or other similar rights of any security holder of the Operating Partnership or any other person or entity and (iv) conform to the description thereof contained in the Disclosure Package and the Prospectus.  Except as set forth in the Disclosure Package and the Prospectus, or as issued and outstanding as of the date hereof under the Company’s 2010 Equity Incentive Plan, as amended and in effect on the date hereof, there are no, and as of the Closing Date there will be no, outstanding options, warrants or other rights to purchase, subscribe for or otherwise acquire, or agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for interests for, Units or other ownership interests of the Operating Partnership.  The Units owned by the Company are owned directly by the Company in its capacity as general partner of the Operating Partnership, free and clear of all liens.

(m)                             All of the issued and outstanding shares of capital stock of or other ownership interests in each of the subsidiaries of the Operating Partnership (i) have been duly authorized, validly issued, fully paid and non-assessable, (ii) have been issued in compliance with all applicable federal and state securities laws, (iii) have not been issued in violation of any preemptive right, right of first refusal or similar right, (iv) are owned directly or indirectly by the Operating Partnership free and clear of all liens, encumbrances, equities or claims, except as described in the Disclosure Package.  There are no, and as of the Closing Date there will be no, outstanding options, warrants or other rights to purchase, subscribe for or otherwise acquire, or agreements or other obligations to issue, equity interests or other securities of any such subsidiary of the Operating Partnership.

(n)                                 There is no franchise, contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included in the Disclosure Package and the Prospectus under the headings “Description of Securities,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of CoreSite, L.P.,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Exchange of Partnership Units for Common Stock” and the statements in the Company’s proxy statement on Schedule 14A, dated March 31, 2016, incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus under the heading “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings described therein, accurately summarize such matters, agreements, documents or proceedings in all material respects. The statements included in the Disclosure Package under the heading “Federal Income Tax Considerations” (as amended and supplemented by the statements under the heading “Supplemental Federal Income Tax Considerations” in the Company’s current report on Form 8-K (and Exhibit 99.1 thereto) filed with the Commission on May 9, 2016) insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(o)                                 The net rentable square feet (NRSF) data  in the tables under the heading “Item. 1—Business” in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and under the heading “Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016 are accurate as of the dates indicated in all material respects and are derived from and agree to the amounts in the Company’s operational records.

(p)                                 None of the Company or any of its subsidiaries is, and after the consummation of the transactions contemplated by this Agreement none of them will be, an “investment company” as defined in the Investment Company Act.

(q)                                 The Company and the Operating Partnership have all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership.

(r)                                    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Company or the Operating Partnership, except as may be required under the blue sky laws of any jurisdiction or FINRA in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders that will be obtained or made by the Closing Date or the absence of which would not have a Material Adverse Effect.

(s)                                   The execution, delivery and performance of this Agreement by the Company and the Operating Partnership will not (i) conflict with or constitute a breach or violation of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries (it being understood and agreed that no representation or warranty is made with respect to a conflict, breach or violation of its charter or by-laws relating to limits on ownership of capital stock that results from securities of the Company (other than the Securities) held or acquired by the Underwriters), (ii) conflict with, result in a breach or violation of, constitute a default under or result in the imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which the Properties or any other properties or assets of the Company or any of its subsidiaries is subject, or (iii) conflict with or constitute a breach or violation of any statute, law, rule, applicable to the Company or any of its subsidiaries or any regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, including the Properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Except as described in the Disclosure Package and the Prospectus, no holder of securities of the Company or any of its subsidiaries has rights to the registration of such securities under the Registration Statement.

(u)                                 The historical financial statements of the Company included in the Disclosure Package, the Prospectus and the Registration Statement, together with the related notes and schedules, present fairly in all material respects the financial condition of the Company as of the respective dates indicated, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 fairly present, on the basis stated therein, the information included therein.

(v)                                 Except as set forth or contemplated in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their property is pending or, to the best knowledge of the Company, threatened that could result in a Material Adverse Effect.

(w)                               (i)  The Company and its subsidiaries have fee simple title or a leasehold interest to all of the Properties and the improvements (exclusive of improvements owned by tenants) located thereon, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, other than as described in the Disclosure Package and the Prospectus or as do not materially and adversely affect the value of any Property and do not, individually or in the aggregate, interfere in any material respect with the use made or proposed to be made as described in the Disclosure Package and the Prospectus of any Property by the Company and its subsidiaries; (ii) none of the Company or its subsidiaries (A) has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Properties or any part thereof, or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which if consummated would have a Material Adverse Effect; (iii) true, correct and complete copies of all leases (or licenses with tenants or customers for use of space), amendments, exhibits, schedules or other documents that comprise the leases that any of the Company or its subsidiaries have entered into and are currently in effect as of the date hereof (the “Leases”) have been made available to the Underwriters or their counsel, and any such Lease that the Underwriters or their counsel have requested have been provided to them; and (iv) except as otherwise described in the Disclosure Package and the Prospectus or as would not individually or in the aggregate materially and adversely affect the value of any Properties or interfere in any material respect with the use made or proposed to be made as described in the Disclosure Package and the Prospectus of any Property by the Company and its subsidiaries: (A) none of the Leases has been assigned by any tenant except to an affiliate of such tenant; (B) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Leases, except for which a reserve has been taken or has been reflected within the “accounts payable” line item of the financial statements described in paragraph (t) of this Section 1; (C)  all of the Leases, and, all guaranties related thereto, if any, are in full force and effect; (D) no rentals or other amounts due under the Leases have been paid more than one month in advance; (E) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases;

(F) none of the Leases has been mortgaged, pledged, sublet, hypothecated or otherwise encumbered; (G) none of the Company or its subsidiaries has waived in writing any material provision under any Lease; (H) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (I) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(x)                                 Except as otherwise set forth in or contemplated in the Disclosure Package and the Prospectus: (i) the mortgages and deeds of trust encumbering the Properties described in the Disclosure Package are not convertible into debt or equity securities of the entity owning such Property; (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than the Properties; and (iii) none of the Company or its subsidiaries holds participating interests in such mortgages or deeds of trust.

(y)                                 None of the Company and its subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not have a Material Adverse Effect.

(z)                                  KPMG LLP (“KPMG”), who has certified certain consolidated financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(aa)                          To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Securities.

(bb)                          Commencing with the Company’s short taxable year ended December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code.  The Company’s proposed method of operation as described in the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (and there has been no failure to take any action which is required to be taken) which would cause such qualification to be lost.

(cc)                            Each of the Operating Partnership and any other subsidiary of the Company that is a partnership or a limited liability company is properly classified either as a partnership or as an entity disregarded as separate from the Operating Partnership for federal income tax purposes.

(dd)                          Except as set forth in the Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, each of the Company and its subsidiaries (i) has filed all tax returns that are required to be filed or has requested extensions thereof; (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith; and (iii) has made adequate charges and reserves in the applicable financial statements in respect of all federal, state and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(ee)                            No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(ff)                              Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries are insured by, or are covered by insurance from, insurers that the Company reasonably believes to be financially sound and reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)                            No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(hh)                          Each of the Company and its subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local and foreign governmental regulatory authorities reasonably necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(ii)                                  The Company and its subsidiaries collectively maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The internal controls over financial reporting of the Company and its subsidiaries are effective and the Company is not aware of any material weakness in the internal controls over financial reporting of the Company and its subsidiaries.

(jj)                                (i) The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.

(kk)                          Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll)                                  Except as set forth in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment, the protection of human health and safety or any pathogen, pollutant, contaminant or regulated, hazardous or toxic substance, material or waste (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals under applicable Environmental Laws required to conduct their respective businesses and (iii) has not received notice of any actual or potential environmental liability, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Disclosure Package and the Prospectus, none of the Company or its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any analogous state law.

(mm)                  In the ordinary course of its business, the Company and its subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, asset retirement or compliance with Environmental Laws; the need for any permit, license or approval; any related constraints on operating activities; and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(nn)                          None of the following events has occurred or exists that could have a Material Adverse Effect: (i) an audit or investigation by the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation, any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries; (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries; or (iii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment.

(oo)                          None of the Company, its subsidiaries or any member of their respective Controlled Group (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Code) sponsors, maintains, participates in or has any liability with respect to any “employee benefit plan” (within the meaning of Section 3(3) of the United Sates Employee Retirement Income Security Act of 1974, as amended).

(pp)                          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans.

(qq)                          None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(rr)                                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss)                              None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), the U.S. Department of State, the United National Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, and the Company and its subsidiaries will not directly or indirectly lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(tt)                                The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as described in the Disclosure Package.  Except as set forth in the Disclosure Package and the Prospectus, (i) there is no material infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(uu)                          Except as disclosed in the Disclosure Package and the Prospectus, to the Company’s knowledge, neither the Company nor any of its subsidiaries has any material lending or other relationship with any Underwriter or affiliate of the Underwriters.

(vv)                          Except as described in the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among (i) any of the Company and its subsidiaries, on the one hand, and the directors, officers and stockholders of the Company and its subsidiaries, on the other hand, or (ii) the officers, directors and stockholders of the Company and its subsidiaries, on the one hand, and customers and suppliers of the Company and its subsidiaries, on the other hand, in each case, that is required to be described in the Disclosure Package and the Prospectus that is not so described.

(ww)                      To the knowledge of the Company, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, five percent (5%) or greater security holders or any beneficial owner of the Company’s or the Operating Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission that could be deemed a “conflict of interest” under FINRA Rule 5121, except as disclosed in the Disclosure Package and the Prospectus.

(xx)                          Except as described in the Disclosure Package and the Prospectus or as would not be deemed a “conflict of interest” under FINRA Rule 5121, none of the Company, its subsidiaries or, to the Company’s knowledge, any other affiliate of the Company (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls, or is controlled by, is under common control with, or has any other association with (within the meaning of Article I of the Bylaws of FINRA), any member firm of FINRA.

(yy)                          The statistical and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(zz)                            The Company and its subsidiaries has not distributed and, prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Disclosure Package, Prospectus and Registration Statement (it being understood and agreed that any Issuer Free Writing Prospectus drafts of which have been provided to the Underwriters and any filings under the Exchange Act by the Company in the ordinary course of business filed with the Commission following the Execution Time shall not be deemed “offering materials” for the purpose of this Section 1(yy)).

(aaa)                   Except pursuant to this Agreement, none of the Company or its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(bbb)                   The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ccc)                      The Company’s Common Stock is an “actively traded security” pursuant to Rule 100 of Regulation M on the date hereof, the Company met the minimum float provisions of General Instruction I.B.1 of Form S-3 at the time it filed its annual report on Form 10-K for the year ended December 31, 2015 and, as of the date hereof, the Company has timely filed all reports required to be filed during the preceding 12 months pursuant to General Instruction I.A.3 of Form S-3.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a)                                 This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)                                 Such Selling Stockholder at the Closing Date will be the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities; provided, however that such Selling Stockholder provides no representation or warranty with respect to any adverse claim or lack of security entitlement resulting from or related to violations of the capital stock ownership limitations set forth in the Company’s charter or by-laws as a result of securities of the

Company (other than the Securities) held or acquired by the Underwriters or their affiliates.

(c)                                  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any equity security of the Company to facilitate the sale or resale of the Securities.

(d)                                 No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of its obligations hereunder, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained or will be made prior to the Closing Date.

(e)                                  Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the charter or by-laws of such Selling Stockholder or (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or (iii) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to impair in any material respect the sale by such Selling Stockholder of its respective amount of the Securities hereunder.

(f)                                   With the exception of TCG Securities, L.L.C., Avalon Advisors, LLC, Duff & Phelps, TCW Funds Distributors and Sandler O’Neill + Partners, L.P., neither such Selling Stockholder nor, to its knowledge, any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I of the Bylaws of FINRA), any member firm of FINRA.

(g)                                  Such Selling Stockholder has not sold any securities that could be integrated with the offer and sale of the Securities as contemplated by this Agreement for purposes of the Securities Act.

(h)                                 Such Selling Stockholder has reviewed the information relating to such Selling Stockholder under the caption “Selling Stockholders” in the Prospectus, it being understood and agreed that such information consists only of the legal name, address and number of shares of Common Stock and the number of Common Units beneficially owned by such Selling Stockholder before and after the offering, including such information in the footnote (2) to the table therein, but excluding percentages  (the “Selling Stockholder Information”) and such Selling Stockholder hereby makes the same representations and warranties with respect to such Selling Stockholder Information as the Company makes under Section 1(b) and 1(c) hereof, and represents and warrants that there are no material relationships or arrangements between or among such Selling Stockholder and, to such Selling Stockholder’s knowledge, any of its controlled affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, except for those relationships or arrangements that are disclosed or incorporated by reference in the Prospectus.  Such Selling Stockholder is not selling the Securities pursuant to this Agreement on the basis of any material non-public information concerning the Company or its subsidiaries that is required to be included, but is not set forth or incorporated by reference, in the Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $76.61 per share, the number of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

4.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on May 13, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfer.

5.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.                                      Agreements.

(a)                                 The Company hereby agrees with the several Underwriters that:

(1)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives does not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representatives of such timely filing, which evidence shall be satisfied by the availability of such Prospectus on EDGAR.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose, which notice, in the case of clauses (i) and (ii) above, shall be satisfied by the availability of such amendment or supplement on EDGAR (or any successor thereto).  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(2)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(3)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or, as in the opinion of counsel for the Underwriters or the Company, if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a)(1) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance and (iii)  supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(4)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(5)                                 The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), provided that any such document’s availability on EDGAR (or any successor thereto) shall satisfy the foregoing requirements and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(6)                                 The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(7)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 (other than a free writing prospectus disclosing pricing information); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(8)                                 The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2016, for taxation as a REIT under the Code and thereafter for any period for which the Company intends to be treated as a REIT.

(9)                                 The Company agrees that it will issue, prior to the Closing Date, the Redemption Shares to the Selling Stockholders upon exchange by the Selling Stockholders of such Selling Stockholders’ Common Units.

(b)                                 The Company and the Operating Partnership hereby jointly and severally agree with the several Underwriters that:

(1)                                 None of the Company or the Operating Partnership will, without the prior written consent of Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8 relating to the Company’s incentive plans, on Form S-4 relating to an acquisition or “A/B Exxon Capital exchange offer” by the Company or a filing relating to a registration statement that was first declared effective by the Commission prior to the date hereof) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or Units or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement; provided, however, that the Company (a) may issue shares of Common Stock, Units, stock options or other equity awards pursuant to the terms of the Company’s 2010 Equity Incentive Plan as such plan is in effect on the date hereof and may issue shares of Common Stock pursuant to the exercise, conversion or exchange of such stock options or other equity awards, (b) may issue shares of Common Stock or Units to officers and employees of the

Company in exchange for previously issued profits interests under the profits interest incentive program as set forth in the Disclosure Package and the Prospectus, (c) may issue shares of Common Stock or cash in exchange for outstanding Units tendered for redemption and (d) may issue shares of Common Stock, Units or other securities in consideration of the purchase price in connection with the acquisition of real property or entities that own real property, provided that (i) the aggregate amount of shares of Common Stock issued for all such acquisitions on a fully diluted basis does not exceed 5% of the number of shares of Common Stock that could be outstanding on the Closing Date on a fully diluted basis or (ii) such consideration will be paid by the Company or the Operating Partnership following the expiration of the 60-day restricted period.

(2)                                 During the distribution of the Securities by the Underwriters, neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(3)                                 The Company and the Operating Partnership, jointly and severally, agree to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and any blue sky memorandum prepared in connection with the offering of the Securities in an aggregate amount not to exceed $10,000; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or in foreign jurisdictions as requested by the Underwriters and agreed to by the Company (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. It being agreed and understood that this Section 6(b)(3) shall not supersede any agreements or other arrangements between the Company and the Operating Partnership on the one hand and the Selling Stockholders on the other hand relating to the payment of the fees and expenses addressed in this Section 6(b)(3).

(c)                                  Each Selling Stockholder agrees with the several Underwriters that:

(1)                                 Such Selling Stockholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) of a registration statement (other than a filing relating to a registration statement that was first declared effective by the Commission prior to the date hereof) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Units or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement; provided, however, that notwithstanding the foregoing, restrictions of this Section 6(c)(1) shall not prohibit such Selling Stockholder from (a) tendering Units for redemption and receiving cash or shares of Common Stock in exchange therefor (provided that any shares issued upon such exchange shall be subject to the provisions of this Section 6(c)(1)), (b) any transfers that do not involve a disposition for value or do not require a filing of any form under Section 16 under the Exchange Act (other than a Form 5 when or if required) or (c) transfers or dispositions (i) as bona fide gifts or gifts, (ii) to limited partners, members or securityholders of the Selling Stockholder or (iii) to the Selling Stockholders’ affiliates or to any investment fund or other entity controlled (directly or indirectly) or managed by the Selling Stockholder (provided that, in the case of this subsection (c), any such transferee agrees in writing to the same restrictions applicable to the Selling Stockholders in this Section 6(c)(1)).

(2)                                 During the distribution of the Securities by the Underwriters, such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(3)                                 Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer is required under the Securities Act, of any change in information in the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(4)                                 Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(5)                                 Such Selling Stockholder agrees that it will tender for redemption an amount of such Selling Stockholder’s Common Units equal to the number of Securities to be sold by such Selling Stockholder pursuant to this Agreement prior to the Closing Date.

7.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company and the Selling Stockholders shall have requested and caused Latham & Watkins LLP, counsel for the Company and the Selling Stockholders, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A.

(c)                                  The Company shall have requested and caused Venable LLP, counsel for the Company with respect to the laws of the State of Maryland, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

(d)                                 The Company shall have requested and caused Derek McCandless, Senior Vice President and General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

(e)                                  The Representatives shall have received from Mayer Brown LLP (“Mayer Brown”), counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package, the Prospectus and the Registration Statement (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Mayer Brown may rely on, to the extent it deems proper, (i) the opinion of Maryland counsel for the Company as to matters involving the application of the laws of the State of Maryland and (ii) on certificates of responsible officers of the Company and public officials as to matters of fact.

(f)                                   Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of such date to the same effect as if made on such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(g)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Disclosure Package, Prospectus, Registration Statement or any notice objecting to their use has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               except as set forth or contemplated in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), since the date of the most recent financial statements included in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto), (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (C) none of the Company or its subsidiaries and none of the Properties has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not have a Material Adverse Effect and (D) there has not been any change in the capital stock or long-term debt of any of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by any of the Company, the Operating Partnership or any of their respective subsidiaries on any class of their capital stock or other ownership interests.

(h)                                 The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Disclosure Package and the Prospectus and certifying as to the accuracy of certain operating data and or financial data in the Disclosure Package and the Prospectus, including the statements and documents included or incorporated by reference in the Disclosure Package and the Prospectus that are not comforted by KPMG in its letter referred to in paragraph (i) of this Section 7.

(i)                                     The Company shall have requested and caused KPMG to have furnished to the Representatives, (i) at the Execution Time, a comfort letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, and (ii) on the Closing Date, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant the preceding clause (i), except that the specified date referred to therein for the carryout of procedures shall be no more than three business days prior to such date.

(j)                                    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto) and the Registration Statement (exclusive of any amendment thereof), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, Prospectus and Registration Statement (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and the Registration Statement (exclusive of any amendment thereof).

(k)                                 Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)                                     The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m)                             The Representatives shall have been furnished an executed letter substantially in the form attached as Exhibit D hereto by the individuals set forth on Schedule IV hereto substantially in the form attached as Exhibit D hereto.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered to the offices of Mayer Brown LLP, counsel for the Underwriters, at 1221 Avenue of the Americas, New York, New York 10020, on the Closing Date.

8.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof, or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all document out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 8 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 7, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

9.                                      Indemnification and Contribution.

(a)  The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act (collectively, the “Underwriter Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the

Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, including any information deemed to be a part thereof pursuant to Rule 430B, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in the last sentence of Section 9(c) below.  This indemnity agreement will be in addition to any liability that the Company, the Operating Partnership and the Selling Stockholders may otherwise have.

(b)                                 Each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless the Underwriter Indemnified Parties to the extent and in the manner set forth in clause (a) above; provided, however, that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnities, including any information deemed to be a part thereof pursuant to Rule 430B, the Disclosure Package or the Prospectus (or any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Company and the Selling Stockholders acknowledge that the statements set forth (i) in the last paragraph on the cover page of the Prospectus regarding the delivery of the Securities and (ii) the first sentence of the fourth paragraph, the first paragraph under “—Commission and Expenses” and the information under “—Stabilization” and “Electronic Distribution” under the heading “Underwriting” in such prospectus supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package and the Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action, and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  Notwithstanding the foregoing, it is understood that the Company, the Operating Partnership and the Selling Stockholders shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all Underwriter Indemnified Parties; provided, however, the Company, the Operating Partnership and the Selling Stockholders shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Underwriter Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Underwriter Indemnified Parties.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  An indemnifying party shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld or conditioned.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                   In the event that the indemnity provided in paragraph (a), (b) or (c)of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company, the Operating Partnership and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Operating Partnership, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Stockholders, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that, in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Partnership and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company, the Operating Partnership and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Disclosure Package and the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Partnership and the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Operating Partnership and the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject, in each case, to the applicable terms and conditions of this paragraph (f).

(g)                                  The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Sections 1 and 2 hereof and under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.  The Company, the Operating Partnership and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

10.                               Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed ten percent (10%) of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and, if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, the Operating Partnership or the Selling Stockholders.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if, at any time prior to such delivery and payment, (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (b) a banking moratorium shall have been declared either by federal or New York State authorities; or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

12.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership, the Selling Stockholders or the Company’s officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Operating Partnership or the Selling Stockholders or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.                               Notices.  All communications hereunder will be in writing and effective only on receipt and, if sent to the Representatives, will be mailed, delivered or telefaxed to: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358); if sent to the Company, will be mailed, delivered or telefaxed to CoreSite Realty Corporation:  Chief Financial Officer (fax no.: (303) 405-1011) and confirmed to it at CoreSite Realty Corporation, 1001 17th Street, Suite 500, Denver, CO 80202 Attention:  Chief Financial Officer; or, if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule I hereto.

14.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.                               No Fiduciary Duty.  The Company, the Operating Partnership and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand; (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Operating Partnership and the Selling Stockholders; and (c) the Company’s and Selling Stockholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company, the Operating Partnership and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Operating Partnership or the Selling Stockholders on related or other matters).  The Company, the Operating Partnership and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, the Operating Partnership and the Selling Stockholders, in connection with such transaction or the process leading thereto.

16.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                               Waiver of Jury Trial.  The Company, the Operating Partnership and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Base Prospectus” shall mean the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and contained in the Registration Statement at the Execution Time (as the same may have been amended or supplemented prior to the Execution Time).

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and, to the extent applicable, any regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean collectively, (i) the Base Prospectus, (ii) any preliminary prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information and other information, if any, set forth in Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“GAAP” shall mean United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean a material adverse effect on any of the following: (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the ability of the Company and its subsidiaries and the Operating Partnership to perform their obligations in all material respects under this Agreement or (iii) the consummation of any of the transactions contemplated by this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“preliminary prospectus” shall mean a preliminary prospectus included in the Registration Statement at the Execution Time, if any, that omits Rule 430B Information (including any documents incorporated therein by reference).

“Prospectus” shall mean the Base Prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Registration Statement” as of any time shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Disclosure Package, the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Disclosure Package, Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership, the Selling Stockholders and the several Underwriters.

Very truly yours,

CoreSite Realty Corporation

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and General Counsel

CoreSite L.P.

By: CoreSite Realty Corporation,
its sole General Partner

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and General Counsel

[Signature Page to Underwriting Agreement]

CoreSite CRP III Holdings, LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

CoreSite CRP III Holdings (VCOC), LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

CoreSite CRP IV Holdings, LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

CoreSite CRP IV Holdings (VCOC I), LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

CoreSite CRP IV Holdings (VCOC II), LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

CoreSite CRP V Holdings, LLC

By:	/s/ Thomas Levy
Name:	Thomas Levy
Title:	Authorized Person

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. Morgan Securities LLC

By:	/s/ Suhasini Cetlur
Name: Suhasini Cetlur
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholders	Number of Securities to be Sold

CoreSite CRP III Holdings, LLC.	738,581
CoreSite CRP III Holdings (VCOC), LLC	149,618
CoreSite CRP IV Holdings, LLC	517,598
CoreSite CRP IV Holdings (VCOC I), LLC	88,145
CoreSite CRP IV Holdings (VCOC II), LLC	226,555
CoreSite CRP V Holdings, LLC	1,279,503

Total	3,000,000

SCHEDULE II

Underwriters	Number of Securities to be Purchased

J.P. Morgan Securities LLC	3,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

Free Writing Prospectus filed by the Company with the Commission on May 9, 2016.

SCHEDULE IV

Officers:

Thomas M. Ray, President, Chief Executive Officer and Director

Jeffrey S. Finnin, Chief Financial Officer

Derek S. McCandless, Senior Vice President, Legal, General Counsel and Secretary

Steven J. Smith, Senior Vice President, Sales and Sales Enablement

Dominic M. Tobin, Senior Vice President, Operations

Brian P. Warren, Senior Vice President, Products and Marketing

Directors:

Robert G. Stuckey

James A. Attwood, Jr.

EXHIBIT A

Opinion and Negative Assurance Letter

of

Latham & Watkins LLP

1.                                      The Operating Partnership is a limited partnership under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in that State.

2.                                      Each of the OP Subsidiaries is a: (i) corporation under the DGCL or (ii) limited liability company under the DLLCA, as the case may be, with the corporate or limited liability company power and authority, as the case may be, to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the OP Subsidiaries are validly existing and in good standing under the laws of the State of Delaware.

3.                                      Each Selling Stockholder is a limited liability company under the DLLCA with limited liability company power and authority to execute and deliver the Underwriting Agreement and to assign, transfer and deliver the Shares to be sold by each Selling Stockholder under the Underwriting Agreement.

4.                                      The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary limited partnership or limited liability company action of the Operating Partnership and the Selling Stockholders, as the case may be, and the Underwriting Agreement has been duly executed and delivered by the Operating Partnership and the Selling Stockholders.

5.                                      The execution and delivery of the Underwriting Agreement by the Company, the Operating Partnership and the Selling Stockholders, the issuance of the Shares by the Company to the Selling Stockholders in exchange for the Selling Stockholders’ common limited partnership units of the Operating Partnership and the sale of the Shares by the Selling Stockholders to you pursuant to the Underwriting Agreement do not on the date hereof:

(a)                                 violate the Operating Partnership Agreement; or

(b)                                 result in the breach of or a default under any of the Specified Agreements; or

(c)                                  violate the Governing Documents of the Selling Stockholders; or

(d)                                 violate any federal, New York statute, rule or regulation applicable to the Company, the Operating Partnership or the Selling Stockholders, or the DRULPA or DLLCA, as applicable; or

(e)                                  require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or the Selling Stockholders from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or the Selling Stockholders with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company, the Operating Partnership or the Selling Stockholders, the DRULPA or DLLCA, as applicable, that have not been obtained or made.

6.                                      The Registration Statement has become effective under the Act. With your consent, based solely upon the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at 8:30 a.m. New York City time on May 13, 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or overtly threatened by the Commission. The Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.

7.                                      The Registration Statement as of May 9, 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, in each case including the portions of the Incorporated Documents responsive to the item requirements of Form S-3 under the Act incorporated therein at such date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the documents incorporated by reference therein. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Prospectus and the documents incorporated by reference therein are correct and complete.

8.                                      The statements in the Registration Statement and the Prospectus under the captions “Restrictions on Ownership or Transfer,” “Description of the Partnership Agreement of CoreSite, L.P.” and “Exchange of Partnership Units for Common Stock” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws and the DRULPA, as applicable, referred to therein, are accurate descriptions or summaries in all material respects.

9.                                      Neither of the Company nor the Operating Partnership is, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” neither will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10.                               To the best of our knowledge, neither the Company nor the Operating Partnership is a party to any agreement that would require the inclusion in the Registration Statement of shares of Common Stock or other securities owned by any person or entity other than the Company and the Selling Stockholders.

11.                               With your consent, based solely on written advice from the New York Stock Exchange, the Shares to be sold pursuant to the Underwriting Agreement have been listed, subject to official notice of issuance, on the New York Stock Exchange.

12.                               Upon indication by book entry that the Shares listed on Schedule I to the Underwriting Agreement (the “Securities”) have been credited to the securities account maintained by a Representative of the Underwriters at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, such Representative of the Underwriters will acquire a security entitlement with respect to such Securities and, under the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”), an action based on an adverse claim to the Securities, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against such Representative of the Underwriters with respect to such security entitlement.

In rendering our opinion in paragraph 12:

(a)                                 We have assumed that each of the Underwriters does not have “notice” of any “adverse claim” (within the meaning of Section 8-105 of the NY UCC) to the Securities.

(b)                                 We have limited our opinion to Article 8 of the NY UCC and such opinion does not address laws other than Article 8 of the NY UCC or what law governs whether an adverse claim can be asserted against the Representative of the Underwriters.

(c)                                  We have assumed that each of the Securities is a “security” as defined in Section 8-102(a)(15) of the NY UCC and that any certificates evidencing the same are “certificate securities” as defined in Section 8-102(a)(4) of the NY UCC.

(d)                                 We have assumed that DTC is a “clearing corporation” for purposes of Section 8-102(a)(14) of the NY UCC.

(e)                                  We note that to the extent any securities intermediary which acts as a clearing corporation or maintains securities accounts with respect to the Securities maintains any “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) in a clearing corporation pursuant to Section 8-111 of the NY UCC, the rules of such clearing corporation may affect the rights of such securities intermediaries and the ownership interests of the Representative of the Underwriters.

(f)                                   We call to your attention that pursuant to Sections 8-511(b) and 8-511(c) of the NY UCC, claims of creditors of any securities intermediary or clearing corporation may be given priority to the extent set forth therein.  In addition, if at any time DTC does not have sufficient securities to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the securities then held by DTC.

(g)                                  We have assumed that the Securities have been registered in the name of DTC or its agent and have not been specially indorsed to any other person.

(h)                                 We express no opinion as to the rights of DTC in any Securities and we call to your attention that actions taken by DTC such as the failure to maintain sufficient shares of Common Stock to satisfy the claims of all of its entitlement holders may adversely affect the interests of its entitlement holders, including the Representative and any Underwriters.

(i)                                     We have assumed that the agreement that governs the securities account to which the Securities have been credited provides that the law of the State of New York is the securities intermediary’s jurisdiction for purposes of Article 8 of the NY UCC.

(j)                                    We have assumed that the Representative of the Underwriters has been duly adopted as agent for each of the Underwriters.

1.                                      Commencing with the Company’s short taxable year beginning on September 21, 2010 and ending December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.                                      The statements in the Base Prospectus under the caption “Federal Income Tax Considerations” (as amended and supplemented by the statements in the Form 8-K filed with the Commission on May 9, 2016 under the caption “Supplemental Federal Income Tax Considerations”) insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Specified IFWP, the Prospectus or the Incorporated Documents, except to the extent expressly set forth in the numbered paragraph 8 of our letter to you of even date and in numbered paragraph 2 of our letter to you of even date with respect to certain tax matters, and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as special counsel to the Company and the Selling Stockholders in connection with the preparation by the Company of the Registration Statement, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Specified IFWP and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                  the Registration Statement, at the time it became effective on May 9, 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated

Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                  the Base Prospectus, as of May 9, 2016 (together with the Incorporated Documents at that date and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Specified IFWP, the Prospectus or the Incorporated Documents.

SPECIFIED AGREEMENTS

1.              2010 Equity Incentive Award Plan.

2.              Registration Rights Agreement among CoreSite Realty Corporation and the holders listed therein, dated as of September 28, 2010.

3.              Tax Protection Agreement among CoreSite Realty Corporation and the persons named therein, dated as of September 28, 2010.

4.              Contribution Agreement among CoreSite Realty Corporation, CoreSite, L.P. and the persons named therein, dated as of September 28, 2010.

5.              Lease between Hines REIT One Wilshire Services, Inc. and CRG West One Wilshire, L.L.C., dated as of August 1, 2007.

6.              First Amendment to Lease between Hines REIT One Wilshire Services, Inc. and CoreSite One Wilshire, L.L.C., dated January 9, 2013.

7.              Lease between Hines REIT One Wilshire, LP and CRG West One Wilshire, L.L.C., dated as of August 1, 2007.

8.              First Amendment to Lease between Hines REIT One Wilshire, LP and CRG West One Wilshire, L.L.C., dated as of May 1, 2008.

9.              Second Amendment to Lease between Hines REIT One Wilshire LP and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.), dated as of November 5, 2009.

10.       Third Amendment to Lease between Hines REIT One Wilshire LP and CoreSite One Wilshire L.L.C. (formerly known as CRG West One Wilshire, L.L.C.), dated as of June 15, 2011.

11.       Fourth Amendment to Lease between Hines REIT One Wilshire LP and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.), dated as of January 9, 2013.

12.       Fifth Amendment to Lease between GI TC One Wilshire, LLC and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.), dated as of May 29, 2015.

13.       2015 Executive Short-Term Incentive Plan.

14.       Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real

Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of June 24, 2015.

15.       First Amendment to Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of February 2, 2016.

16.       Term Loan Agreement, among CoreSite, L.P., as parent borrower, the subsidiary borrowers, Royal Bank of Canada, the other lenders party thereto and other lenders that may become parties thereto, Royal Bank of Canada, as administrative agent, Regions Capital Markets, as syndication agent, and RBC Capital Markets and Regions Capital Markets as joint lead arrangers and joint book managers, dated as of January 31, 2014.

17.       First Amendment to Term Loan Agreement, among CoreSite, L.P., as parent borrower, the subsidiary borrowers, Royal Bank of Canada, as administrative agent, and the other lenders party thereto, dated as of June 25, 2015.

SUBSIDIARIES

Comfluent Acquisition, LLC

CoreSite, L.L.C.

CoreSite 1275 K Street, L.L.C.

CoreSite 32 Avenue of the Americas, L.L.C.

CoreSite Coronado Stender, L.L.C.

CoreSite Data Center Services, Inc.

CoreSite Development Services, Inc.

CoreSite One Wilshire, L.L.C.

CoreSite Real Estate 12100 Sunrise Valley Drive L.L.C.

CoreSite Real Estate 1656 McCarthy, L.L.C.

CoreSite Real Estate 2 Emerson Lane, L.L.C.

CoreSite Real Estate 2115 NW 22nd Street, L.L.C.

CoreSite Real Estate 2901 Coronado, L.L.C.

CoreSite Real Estate 2950 Stender GP, L.L.C.

CoreSite Real Estate 2950 Stender, L.P.

CoreSite Real Estate 2972 Stender GP, L.L.C.

CoreSite Real Estate 2972 Stender, L.P.

CoreSite Real Estate 3001 Coronado GP, L.L.C.

CoreSite Real Estate 3001 Coronado, L.P.

CoreSite Real Estate 3032 Coronado GP, L.L.C.

CoreSite Real Estate 3032 Coronado, L.P.

CoreSite Real Estate 427 S. LaSalle, L.L.C.

CoreSite Real Estate 55 S. Market Street, L.L.C.

CoreSite Real Estate 70 Innerbelt, L.L.C.

CoreSite Real Estate 900 N. Alameda, L.L.C.

EXHIBIT B

Opinion of Venable LLP

1.                                      The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power (a) to own its properties and to conduct its business, in all material respects, as described in the Disclosure Package and the Prospectus under the caption “Our Company” and under the caption “Item 1.  Business—Our Business” in the Form 10-K and (b) to enter into and perform its obligations under the Underwriting Agreement.

2.                                      The issuance of the Outstanding Shares has been duly authorized and, as of the Outstanding Share Date, the Outstanding Shares were validly issued, fully paid and nonassessable.  The issuance of the Outstanding Shares by the Company was not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Charter or the Bylaws.  The stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Securities,” as supplemented by the disclosure in the Form 8-K under the caption “Supplement to Description of Securities.”

3.                                      As of the date hereof, the Company has an authorized capitalization of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.01 par value per share, of which 4,600,000 shares are classified and designated as 7.25% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”).

4.                                      The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and the Shares have been validly issued and are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Securities,” as supplemented by the disclosure in the Form 8-K under the caption “Supplement to Description of Securities.”  The issuance of the Shares by the Company was not subject to preemptive or other similar rights arising under the MGCL, the Charter or the Bylaws.

5.                                      The issuance and sale of the Shares, the execution, delivery and performance by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby do not conflict with or result in a breach or violation of, or constitute a default under, (a) any law, rule or regulation of the State of Maryland or, so far as is known to us, any order, judgment, decree, rule or regulation of any Maryland court, regulatory body, administrative agency or governmental authority or (b) the Charter or the Bylaws.  We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

6.                                      The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and such agreement has been duly executed and, so far as is known to us, delivered by the Company.

7.                                      The statements (a) in the Disclosure Package and the Prospectus under the captions “Description of Securities” and “Certain Provisions of Maryland Law and of Our

Charter and Bylaws,” as supplemented by the disclosure in the Form 8-K under the captions “Supplement to Description of Securities”, “Supplement to Restrictions on Ownership and Transfer” and “Supplement to Certain Provisions of Maryland Law and of Our Charter and Bylaws,” as the case may be, (b) in Item 15 of Part II of the Registration Statement and (c) in the Form 10-K under the captions “Risk Factors—Our charter and bylaws contain provisions that may delay, defer or prevent an acquisition of our common stock or a change in control, which may not be in the best interests of our stockholders” and “Risk Factors— Certain provisions of Maryland law may limit the ability of a third party to acquire control of us,” insofar as such statements relate to provisions of Maryland law or the Charter or Bylaws or legal conclusions related thereto are accurate in all material respects.

8.                                      The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement do not, and the issuance of the Shares to the Selling Stockholders did not, require any consents, approvals, authorizations or other orders of, or registration or filing with, any governmental authority or agency of the State of Maryland, except such as may be required under Maryland state securities laws and regulations as to which we express no opinion, and other than those that have already been obtained or waived.

9.                                      The Form Certificate complies in all material respects with all applicable requirements of the MGCL, the Charter and the Bylaws.

EXHIBIT C

Opinion of the General Counsel of the Company

1.                                      There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required by Item 103 of Regulation S-K under the Act to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package, the Prospectus and the Registration Statement, and there is no contract or other document of a character required by Item 601 of Regulation S-K under the Act to be described in the Disclosure Package, the Prospectus or the Registration Statement, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement under the heading “Legal Proceedings” in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 fairly summarize the matters therein described in all material respects.

EXHIBIT D

Form of Lock-up Agreement

CoreSite Realty Corporation
Public Offering of Common Stock

May 9, 2016

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated on or about May 9, 2016, between CoreSite Realty Corporation, a Maryland corporation (the “Company”), CoreSite, L.P., a Delaware limited partnership (the “Operating Partnership”), the selling stockholders named therein (collectively, the “Selling Stockholders”) and you (the “Underwriters”), providing for the secondary offering (the “Offering”) by you of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned hereby agrees that, for so long as the undersigned is an employee or director of the Company or would be required to report a disposition under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (but in any case for no longer than the restricted period or any extension thereof), without the prior written consent of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days (the “restricted period”) after the date of the final prospectus supplement relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (whether at the option of the Company or the undersigned); or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into or exchangeable for Common Stock by bona fide gift, will or intestacy, (b) distributions of shares of Common Stock or any security convertible into or exchangeable for Common Stock to general or limited partners, members or stockholders of the undersigned and partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned, (c) distributions of shares of Common Stock or any security convertible into or exchangeable for Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) disposition of operating partnership units of the Operating Partnership to the Company or the Operating Partnership provided, that any shares of Common Stock issued in exchange therewith remain subject to the restrictions of the foregoing sentence for the duration of the restricted period; (e) dispositions of shares of Common Stock (A) solely in an amount necessary to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock, the vesting of restricted shares of Common Stock or the settling of restricted shares of Common Stock, provided that the related Form 4 notes in a footnote that such transfer was undertaken solely to satisfy tax obligations, or (B) in connection with the rights of the Company to cause the undersigned to sell shares of Common Stock in effect on the date hereof, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no filing or other public announcement shall be required or shall be voluntarily made during the restricted period by the undersigned or the Company as a result of the establishment of any such plan, (g) the transfer of shares of Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, the date of the Underwriting Agreement, (h) the transfer of shares of Common Stock (but excluding, for the avoidance of doubt, shares of Common Stock sold by the Selling Stockholders in the Offering) in an aggregate amount not to exceed, together with all shares of Common Stock transferred by the Company’s executive officers and directors subject to a “lock-up” in connection with the Offering, 125,000 shares of Common Stock (which aggregate amount shall not be deemed to include transfers of shares of Common Stock by any such directors or executive officers in reliance upon any other clause hereof), (i) dispositions of shares of Common Stock solely in an amount necessary to satisfy the cashless exercise of options to purchase Common Stock, provided that the net shares of Common Stock issued to the undersigned following such disposition remain subject to this agreement or (j) transfers of shares of Common Stock or any security convertible into or exchangeable for Common Stock to a tax-exempt non-profit organization (but, for the avoidance of doubt, in an aggregate amount not to exceed, together with sales by the undersigned during any 90-day period, the volume permitted to be sold by the undersigned pursuant to Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”)) and provided, further that such transfers shall not be voluntarily reported under Section 16(a) or Section 13(d) of the Exchange Act, as amended; provided, that in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (j), (1) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and(2)  no filing under Section 16(a) or Section 13(d) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period (other than a Form 5 when required).

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]